UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the ecurities Exchange Act of 1934

Date of Report: August 21, 2014
(Date of earliest event reported)

MIDWAY GOLD CORP.
(Exact Name of Registrant as Specified in Charter)

British Columbia, Canada	001-33894	98-0459178
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Point at Inverness, Suite 280 8310 South Valley Highway Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 979-0900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement.

On August 18, 2014, Midway Gold Corp. (the “Registrant”) approved Indemnification Agreements (each, an “Indemnification Agreement” and collectively, the “Indemnification Agreements”) with each of the Registrant’s directors and officers (each, an “Eligible Party”).

The Indemnification Agreements provide, among other things, that each Eligible Party shall be indemnified to the fullest extent permitted by applicable law against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such Eligible Party in connection with any proceeding by reason of his or her relationship with the Registrant. In addition, the Indemnification Agreements provide for the advancement of expenses incurred by such Eligible Party in connection with any proceeding covered by the Indemnification Agreements, subject to the conditions set forth therein and to the extent such advancement is not prohibited by law. The Indemnification Agreements also sets out the procedures for determining entitlement to indemnification, the requirements relating to notice and defense of claims for which indemnification is sought, the procedures for enforcement of indemnification rights and the limitations on and exclusions from indemnification, and the minimum levels of directors’ and officers’ liability insurance to be maintained by the Registrant.

The foregoing description of the Indemnification Agreements is a summary of the material terms thereof and is qualified in its entirety by the complete text of the form of the Indemnification Agreement, which is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Exhibits.

Exhibit	Description

10.1	Form of Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDWAY GOLD CORP.

Date: August 21, 2014	By:	/s/ Bradley J. Blacketor
Bradley J. Blacketor Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

10.1	Form of Indemnification Agreement